               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                        DEAN WITTER GLOBAL UTILITIES FUND




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                _                              _
               |        ______________________  |
FORMULA:       |       |                        |
               |  /\ n | ERV                    |
          T  = |    \  | -------------          |  - 1
               |     \ | P                      |
               |      \|                        |
               |_                              _|

          T = AVERAGE ANNUAL COMPOUND RETURN
          n = NUMBER OF YEARS
          ERV = ENDING REDEEMABLE VALUE
          P = INITIAL INVESTMENT

                                                  (A)
 $1,000        ERV AS OF      NUMBER OF     AVERAGE ANNUAL
INVESTED - P   28-Feb-97      YEARS - n     COMPOUND RETURN - T
------------   ---------      ---------     -------------------

29-Feb-96      $1,079.10         1.00                 7.91%

31-May-94      $1,299.30         2.75                 9.99%

(B) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)
(C) AVERAGE ANNUAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)

                _                              _
               |        ______________________  |
FORMULA:       |       |                        |
               |  /\ n | EV                     |
          t  = |    \  | -------------          |  - 1
               |     \ | P                      |
               |      \|                        |
               |_                              _|

                       EV
          TR  =     ----------     - 1
                        P


     t = AVERAGE ANNUAL COMPOUND RETURN
         (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
     EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
     P = INITIAL INVESTMENT
     TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                             (B)                           (C)
 $1,000        EV AS OF     TOTAL           NUMBER OF     AVERAGE ANNUAL
INVESTED - P   28-Feb-97    RETURN - TR     YEARS - n     COMPOUND RETURN - t
------------   ---------    ------------    ---------     -------------------
29-Feb-96      $1,129.10          12.91%         1.00                12.91%

31-May-94      $1,329.30          32.93%         2.75                10.91%

(D)       GROWTH OF $10,000
(E)       GROWTH OF $50,000
(F)       GROWTH OF $100,000

FORMULA:  G= (TR+1)*P
          G= GROWTH OF INITIAL INVESTMENT
          P= INITIAL INVESTMENT
          TR= TOTAL RETURN SINCE INCEPTION


               TOTAL         (D) GROWTH OF            (E) GROWTH OF          (F) GROWTH OF
INVESTED - P   RETURN - TR   $10,000 INVESTMENT - G   $50,000 INVESTMENT-G   $100,000 INVESTMENT - G
------------   -----------   ----------------------   --------------------   -----------------------
   31-May-94         32.93                  $13,293            $66,465                 $132,930
